UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 12, 2006 (May 9, 2006)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement

2006 Stock Incentive Plan

On February 15, 2006, the Board of Directors of Theragenics Corporation (the “Company”) adopted, subject to shareholder approval, the Theragenics Corporation 2006 Stock Incentive Plan (the “Plan”). On May 9, 2006, the Company’s stockholders approved the Plan. A description of the Plan is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on March 27, 2006 for the Company’s annual meeting on May 9, 2006 (the “Proxy Statement”).

The Plan allows the Company to grant equity-based compensation to all officers, directors, employees and consultants of the Company or an affiliate for the purpose of giving them a proprietary interest in the Company and providing the Company with a means to attract and retain key personnel, and to support the future strategic direction of the Company. The Board of Directors has reserved one million five hundred thousand (1,500,000) shares of the Company’s Common Stock for issuance pursuant to awards that may be made under the Plan, subject to adjustment as provided therein. Up to 100% of the shares reserved under the Plan can be issued pursuant to incentive stock options, in the form of any other stock incentive, or in a combination thereof. In the event all or a portion of a stock incentive is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, or if shares of stock are used in settlement of a withholding obligation with respect to any stock incentive, that number of shares shall be again available under the Plan and shall not count against the maximum number of reserved shares.

The information set forth above is qualified by reference to the more complete description of the Plan and the text of thereof, which is set forth in Appendix A of the Proxy Statement and hereby incorporated by reference in this report.

Committee Chair Compensation

On May 9, 2006, the Compensation Committee recommended and the Board of Directors approved increasing the quarterly retainers payable to the Chair of the Compensation Committee and to the Chair of the Corporate Governance Committee of the Board of Directors of the Company to $2,000 per quarter. The current $2,000 quarterly retainer for the Chair of the Audit Committee remains unchanged.

Vesting of Awards on Retirement

In connection with the previously reported retirement of Earnest W. Deavenport, Jr. from the Company’s Board of Directors, on May 9, 2006 the Compensation Committee recommended and the Board of Directors approved vesting 5,000 shares of restricted stock and 5,000 unvested options held by Mr. Deavenport. The 5,000 shares of restricted stock, which were granted to Mr. Deavenport as director compensation in 2005, were originally scheduled to vest over three years, with the first 1,166 of such shares originally scheduled to vest May 13, 2006. The terms of the award provide for vesting of all restricted shares upon retirement with the consent of the Board. The options to purchase 5,000 shares are at an exercise price of $4.34 per share of common stock and will expire on May 9, 2007, in accordance with the terms of the award. These options had been originally scheduled to vest on May 13, 2006.

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Item 8.01    Other Events

Chairman of Board

On May 9, 2006, the Board of Directors appointed Orwin L. Carter, Ph.D., as the non-executive Chairman of the Board of Directors. Patrick L. Flinn, previously the non-executive Chairman of the Board, continues as a member of the Board of Directors and as Chair of the Audit Committee.

In connection with the retirement of Mr. Deavenport, Dr. Carter was also appointed Chair of the Compensation Committee.

Annual Meeting Voting

The Company’s annual meeting of stockholders was held on May 9, 2006. At the annual meeting, Otis W. Brawley, M.D. was re-elected to the Board of Directors to serve for a three-year term. Orwin L. Carter, Ph.D., Patrick L. Flinn, John V. Herndon, Philip A. Incarnati, M. Christine Jacobs and Peter A. A. Saunders, F.R.S.A. continue to serve as directors of the Company.

In connection with the election of directors at the annual meeting, Dr. Brawley received 24,331,402 votes for his election with 2,860,098 shares withholding voting authority.

The Plan described in Item 1.01 above was approved with 16,437,190 shares voting for approval, 3,269,914 shares voting against approval, 213,483 abstentions, and 7,270,913 broker non-votes.

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006 was ratified, with 27,030,585 shares voting for ratification, 86,107 shares voting votes against ratification and 74,808 abstentions.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

10.1
Theragenics Corporation 2006 Stock Incentive Plan. (Incorporated by reference to Appendix A to the Company’s proxy statement for its May 9, 2006 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 27, 2006.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: May 12, 2006	By:/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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